Exhibit 99.12
Exhibit A

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October [●], 2010, by and between Constellation Energy Group, Inc., a Maryland corporation (“Constellation”) and EDF Inc. (f/k/a EDF Development Inc.), a Delaware corporation (“EDFD”, and together with Constellation, the “Parties”).

W I T N E S S E T H :

WHEREAS, on October 26, 2010, Constellation and Electricité de France, S.A. entered into a Master Agreement, whereby, among other things, they agreed to enter into a registration rights agreement providing EDFD and its Affiliates (as defined in Section 1.1(a)) with registration rights; and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Parties wish to enter into this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
REGISTRATION RIGHTS

Section 1.1 Registration Rights.

(a)   Registration on Form S-3.  Promptly following the Registration Date, Constellation shall, at its option: (i) file a Registration Statement on Form S-3 (the “S-3 Registration Statement”) covering the resale of the Registrable Securites held by EDFD (or any of its Affiliates)  pursuant to Rule 415 under the Securities Act; or (ii) if Constellation has an outstanding effective Form S-3 Registration Statement, file a prospectus supplement pursuant to Rule 424 under the Securities Act or a post-effective amendment to such Form S-3 Registration Statement covering the resale of the Registrable Securities (the “Amendment Registration” and together with the S-3 Registration Statement, the “Registration Statement”).  Upon filing the Registration Statement, Constellation will keep such Registration Statement effective with the SEC at all times and any Registration Statement shall be re-filed upon its expiration, and shall reasonably cooperate in any shelf take-down by amending or supplementing the prospectus related to such Registration Statement as may be reasonably requested by EDFD (or any of its Affiliates), until EDFD (or any of its Affiliates) no longer holds Registrable Securities.  Constellation will pay all Registration Expenses incurred in connection with any Registration Statement.  For purposes of this Agreement, (i) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with, such Person; (ii) “Person” means any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity; and (iii) “Registration Date” means the earlier of (i) the date Constellation files a Current Report on Form 8-K for the purpose of updating the business description, management discussion and analysis and certain financial statement footnotes as set forth in Constellation’s Annual Report on Form 10-K for the year ended December 31, 2009 to conform to Constellation’s new reporting segments, and (ii) November 12, 2010.

(b)   Demand Registration Rights.  If Constellation is unable to file, cause to be effective or maintain the effectiveness of a Registration Statement as required under Section 1.1(a), EDFD (or any of its Affiliates) shall have the right, exercisable not more than once in any eighteen month period, to deliver a written notice to Constellation (a “Demand Notice”) requiring Constellation to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act Registrable Securities held by EDFD (or any of its Affiliates) and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of such Registrable Securities requested to be registered by EDFD (or any of its Affiliates) is reasonably expected to result in aggregate gross cash proceeds in excess of $100,000,000 (without regard to any underwriting discount or commission).  A Demand Notice shall also specify the expected methods or methods of disposition of the applicable Registrable Securities.  Following receipt of a Demand Notice, Constellation shall use its commercially reasonable best efforts to file, as promptly as reasonably practicable, but not later than 30 days after receipt by Constellation of such Demand Notice (subject to paragraph (j) of this Section 1.1), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by EDFD (or any of its Affiliates or transferees) in accordance with the methods of distribution elected by EDFD (or any of its Affiliates or transferees) and shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.  In the event of a Demand Registration, Constellation shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date therof or such shorter period in which all Registrable Securities included in such Registration Statement have been actually sold.  EDFD (or any of its Affiliates) shall have the right to notify Constellation that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event Constellation shall promptly abandon or withdraw such Registration Statement.

(c)   Notwithstanding the provisions of Sections 1.1(a) and 1.1(b), if Constellation is required to effect a Demand Registration Statement or make any filing with the Commission pursuant to this Section 1.1 or if Constellation has a Registration Statement in effect pursuant to this Section 1.1, and Constellation furnishes to EDFD (or its Affiliates) a certificate signed by the Chief Executive Officer or Chief Financial Officer of Constellation stating that such officer has made a good faith determination that a registration would (i) require the disclosure of material nonpublic information concerning Constellation, its business or prospects and that such disclosure would be materially adverse to Constellation, and/or (ii) materially interfere with a pending transaction involving Constellation or a subsidiary or affiliate of Constellation, then, Constellation shall have the right to defer such filing or the effectiveness thereof for a period of not more than forty-five (45) days after Constellation’s receipt of the applicable Demand Notice or prevent EDFD (or its Affiliates) from selling Registrable Securities pursuant to an effective Registration Statement for a period of not more than forty-five (45) days after Constellation delivers such certificate to EDFD (or its affiliates) and demands that EDFD (or its affiliates) cease sales of securities under the Registration Statement and during such period Constellation shall not be obligated to file another Registration Statement during the period such sales under a Shelf Registration Statement are not allowed); provided, that pursuant to this Section 1.1(c), Constellation may not exercise its rights (a) more than two times in any consecutive 12-month period and (b) in excess of seventy-five (75) days in any consecutive 12-month period.

(d)   Registrable Securities.  For purposes of this Agreement, “Registrable Securities” means (i) all shares of common stock of Constellation (the “Common Shares”) that EDFD (or any of its Affiliates) holds as of the date hereof and (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause by way of share dividend or share split or in connection with a consolidation or other reorganization.  As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (A) they have been effectively registered or qualified for sale by a prospectus filed under the Securities Act of 1933 (the “Securities Act”) and disposed of in accordance with the Registration Statement covering such securities, (B) they have been sold or, in the written opinion of EDFD’s counsel, capable of being sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act, or (C) they have been acquired by Constellation.  This Agreement shall terminate immediately and without further action by Constellation or EDFD as soon as EDFD (and its Affiliates) do not own, beneficially or of record any Registrable Securities.

(e)   Underwritten Offerings.  If EDFD (or any of its Affiliates) intends that the Registrable Securities covered by the Registration Statement shall be distributed by means of an underwritten offering, EDFD (or any of its Affiliates) will so advise Constellation.  In such event, the lead underwriter(s) to administer the offering will be selected by EDFD (or any of its Affiliates) giving due regard to any preferences communicated by Constellation and subject to the prior written consent of Constellation, not to be unreasonably withheld or delayed.

(f)   Registration Procedures.  In connection with the registration referred to in Sections 1.1(a) and 1.1(b), Constellation shall use its reasonable best efforts to as expeditiously as reasonably possible:

(i)   Prepare and file with the SEC the Registration Statement with respect to such Registrable Securities, make all other required filings and thereafter use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable; provided that before filing a Registration Statement or any amendments or supplements thereto, Constellation will furnish to EDFD (and its Affiliates) copies of all such documents proposed to be filed, which documents will be subject to review of EDFD (and its Affiliates);

(ii)   Prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective continuously until the earlier of (A) the date that the securities covered by such Registration Statement cease to constitute Registrable Securities, and (B) the date that all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act); provided that notwithstanding anything in this Agreement to the contrary, the holders of Registrable Securities may not file, or request that Constellation file, as required by Rule 424 of the Securities Act, more than three (3) prospectuses or prospectus supplements in connection with any Shelf Registration Statement in any one hundred-eight (180) day period;

(iii)  Furnish to each seller of Registrable Securities such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such seller may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv)   Register or qualify such Registrable Securities under such other securities or blue sky laws of such United States jurisdictions as any seller reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Constellation will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v)   Notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vi)   Notify each seller of any Registrable Securities covered by such Registration Statement (A) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, and (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes;

(vii)   Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Constellation are then listed or, if no similar securities issued by Constellation are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or such other market on which the Common Shares are then listed or quoted, subject to official notice of issuance;

(viii)   Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(ix)   Enter into such customary agreements (including underwriting agreement and, subject to Section 1.1(k), lock-up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including making members of management and executives of Constellation available to participate in “road shows,” similar sales events and other marketing activities; provided that (a) the fulfillment of this management and executives obligation (x) shall not materially impair such managers’ or executives’ management of Constellation or other activities on behalf of Constellation, and (y) shall not require Constellation to make members of management and executives of Constellation so available for more than three (3) consecutive Business Days or more than ten (10) Business Days in any 365 day period, and (b) EDFD shall pay all  expenses related to the participation of members of management and executives not required to be paid by Constellation pursuant to Section 1.1(h));

(x)   Make available for inspection by any seller of Registrable Securities and its counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of Constellation, and cause Constellation’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that it shall be a condition to such inspection and receipt of such information that the inspecting Person (A) enter into a confidentiality agreement in form and substance reasonably satisfactory to Constellation and (B) agree to minimize the disruption to Constellation’s business in connection with the foregoing;

(xi)   [RESERVED];

(xii)   In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use reasonable best efforts to promptly obtain the withdrawal of such order;

(xiii)   Obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of any underwriting agreement and the date of the closing under the underwriting agreement for such offering, signed by Constellation’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request; and

(xiv)   Provide legal opinions of Constellation’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

(g)   Provision of Information.  As a condition to registering Registrable Securities, Constellation may require each seller holding Registrable Securities as to which any registration is being effected to furnish Constellation with such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Constellation may from time to time reasonably request in writing.

(h)   Registration Expenses.  Except as otherwise provided in this Agreement, all expenses incidental to Constellation’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel (limited to one law firm and up to an aggregate amount not to exceed seventy-five thousand dollars ($75,000)) for the holders of the securities registered, counsel for Constellation and all independent certified public accountants and other Persons retained by Constellation (all such expenses, “Registration Expenses”), will be borne by Constellation.  Constellation will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Constellation are then listed.  The holders of the securities so registered shall pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder, the fees and expenses of counsel beyond the one law firm paid for by Constellation and any other Registration Expenses required by Law to be paid by a selling holder pro rata on the basis of the amount of proceeds from the sale of their shares so registered.  For purposes of this clause, “Law” means, for any Person, all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, permits, licenses, certificates of authority, judgments, decrees and bodies of law, in each case of or by any governmental entity, to which the Person or any of its business is subject.

(i)   Participation Conditions.

(i)   No Person may participate in any registration under Sections 1.1(a) and 1.1(b) that is underwritten unless such Person (A) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by EDFD (or its Affiliates) (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no such Person will be required to sell more than the number of Registrable Securities that such Person has requested Constellation to include in any registration), (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (C) cooperated with Constellation’s reasonable requests in connection with such registration or qualification (it being understood that Constellation’s failure to perform its obligations hereunder, which failure is caused by such Person’s failure to cooperate with such reasonable requests, will not constitute a breach by Constellation of this Agreement).  Notwithstanding the foregoing, the liability of EDFD or any of its Affiliates participating in such an underwritten registration shall be limited to an amount equal to the amount of gross proceeds attributable to the sale of such Person’s Registrable Securities.

(ii)   Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from Constellation of the happening of any event of the kind described in Section 1.1(f)(v), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person receives copies of a supplemented or amended prospectus as contemplated by such Section 1.1(f)(v).  In the event Constellation gives any such notice, the applicable time period mentioned in Section 1.1(f)(ii) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 1.1(i)(ii) to and including the date when each seller of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended prospectus contemplated by Section 1.1(f)(v).

(j)   Rule 144.  (i) Constellation will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act of 1934 and the rules and regulations adopted by the SEC thereunder (or, if Constellation is not required to file such reports, it will, upon the request of EDFD (or any of its Affiliates), make publicly available such information as necessary to permit sales pursuant to Rule 144), and will use reasonable best efforts to take such further action as EDFD (or any of its Affiliates) may reasonably request, all to the extent required from time to time to enable such Person to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.  Upon the request of EDFD (or any of its Affiliates), Constellation will deliver to such Person a written statement as to whether it has complied with such information requirements.

(k)   Holdback.  In consideration for Constellation (and any of its Affiliates) agreeing to its obligations under this Agreement, EDFD (and any of its Affiliates) agrees in connection with any registration of Constellation’s securities (whether or not such Person is participating in such registration) upon the request of Constellation and the underwriters managing any underwritten offering of Constellation’s securities, that it shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any capital stock of Constellation (other than the securities included in such registration) without the prior written consent of Constellation, or such managing underwriter, as applicable, for a period not to exceed ninety (90) days (the “Holdback Period”), provided, however, that EDFD (and its Affiliates) also agrees that such Holdback Period may be automatically extended by an additional eighteen (18) days upon the written request of Constellation or the underwriter managing such underwritten offering.

Section 1.2 Piggyback Registration Rights.

(a) Right to Piggyback on Registration of Stock.  Subject to Section 1.2(d), if Constellation proposes to register Common Shares under the Securities Act in connection with a public offering of such Common Shares on any form other than Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms (a “Piggyback Registration”), whether for its own account or for the account of one or more investors, Constellation shall give EDFD (and its Affiliates) written notice of such determination (i) at least 30 days prior to the anticipated effective date of such Piggyback Registration and (ii) within twenty Business Days after Constellation’s receipt of any notice of an exercise of demand registration rights.  Upon the written request of EDFD (or any of its Affiliates) given within ten Business Days after receipt of any such notice by Constellation, Constellation shall use its reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities held by EDFD that EDFD has requested to be registered; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Constellation shall determine for any reason not to register or to delay registration of all such securities, Constellation may, at its election, give written notice of such determination to EDFD (or its Affiliates) and (i) in the case of a determination not to register all of such securities, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of Constellation to pay the Registration Expenses in connection therewith); and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.  No registration effected under this Section 1.2 shall relieve Constellation of its obligation to effect any registration upon demand under Section 1.1.  For purposes of this Agreement, “Business Day” shall mean any working day the United States other than a Saturday, a Sunday or a day on which banks located in New York, New York generally are authorized or required by applicable Law to close.

(b) Selection of Underwriters.  If EDFD (or any of its Affiliates) involves an underwritten primary offering of Constellation’s securities, the Board of Directors of Constellation shall have the right to select any underwriter or underwriters to manage such Piggyback Registration.

(c) Priority on Piggyback Registrations.  In the event that the Piggyback Registration includes an underwritten offering, Constellation shall so advise EDFD as part of the written notice given pursuant to Section 1.2(a) and the registration rights provided in Section 1.2(a) shall be subject to the condition that if the managing underwriter or underwriters of a Piggyback Registration advise Constellation that in its opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number that can be sold without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, Constellation and EDFD (or any of its Affiliates), as the case may be, will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters can be sold in such offering without such adverse effect.  The Registrable Securities so included in such Piggyback Registration shall be apportioned as follows: (a) first, to any Common Shares that Constellation proposes to sell and (b) second, to the Registrable Securities included in such Piggyback Registration, in each case according to the total number of the Registrable Securities requested for inclusion by EDFD (or any of its Affiliates) and other holders of Common Shares currently entitled to registration.

(d) Effectiveness of Piggyback Rights.  Notwithstanding anything else in this Agreement to the contrary, EDFD (and its Affiliate) shall have no rights and Constellation shall have no obligations pursuant to Sections 1.2(a)-(c) so long as Constellation has filed and maintained effective a Registration Statement pursuant to Section 1.1(a) or 1.1(b) hereof.  Notwithstanding the prior sentence, if Constellation proposes to pursue a Piggyback Registration at a time when, pursuant to the prior sentence, Constellation has no obligations pursuant to Sections 1.2(a)-(c), Constellation will, nonetheless, provide EDFD with reasonable advance notice (as practicable under the circumstances) of Constellation’s determination and, if EDFD timely requests the inclusion in the Piggyback Registration of some or all of EDFD’s Registrable Securities, Constellation will give reasonable consideration to accommodating EDFD’s request, taking into account the principles, priorities, conditions and limitations set forth in Sections 1.2(a)-(c) and the business objectives of Constellation in pursuing the Piggyback Registration.

Section 1.3 EDFD Obligations.

(a) EDFD (and its Affiliates) agrees to:

(i)   Promptly provide Constellation with such information and assistance as reasonably requested by Constellation to effect the registration required by Sections 1.1(a) or Section 1.1(b) hereof under the Securities Act;

(ii)   keep confidential any confidential information provided by Constellation in connection with this Agreement; and

(iii)   comply, with the prospectus delivery requirements and other provisions of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities.

(b)           EDFD (and its Affiliates) shall not prepare or have prepared on its behalf or use or refer to, any free writing prospectus, as defined in Rule 405 under the Securities Act, and will not distribute any written materials in connection with the offer or sale of the Common Stock without the prior express written consent of Constellation and, in connection with any underwritten offering, the underwriters.

ARTICLE II
MISCELLANEOUS

Section 2.1 Successors and Assigns.  This Agreement shall bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs and personal representatives; provided that no Party may assign its rights or obligations under this Agreement to any Person without the prior written consent of all other Parties hereto, which consent shall not be unreasonably withheld or delayed.

Section 2.2 Entire Agreement.  This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

Section 2.3 Notices.  All notices, requests, consents and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such Party at the address set forth below or such other address as may hereafter be designated in writing by such Party to the other Parties:

(i)           if to Constellation, to:

Constellation Energy Group, Inc.
750 East Pratt Street, 18th Floor
Baltimore, Maryland 21202
Phone: (410) 470-3011
Fax:  (410) 470-5766
Attention: Charles Berardesco

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
655 15th Street, NW
Washington, DC 20005
Phone: (202) 879-5000
Fax:  (202) 879-5200
Attention: George P. Stamas and Mark D. Director

(ii)           if to EDFD to:

EDF Inc.
5404 Wisconsin Avenue, Suite 400
Chevy Chase, MD 20815
Phone: (202) 744-8019
Fax: (202) 744-8049
Attention:  Alexander Daniels

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Phone: (212) 225-2000
Fax: (212) 225-3999
Attention: Neil Q. Whoriskey and Pierre-Yves Chabert

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the Parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a Party as shall be specified by like notice).  Any notice delivered by any Party hereto to any other Party hereto shall also be delivered to each other Party hereto simultaneously with delivery to the first Party receiving such notice.

Section 2.4 Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 2.5 Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 2.6 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.7 Dispute Resolution.  In the event of any dispute arising out of or in connection with this Agreement, including any dispute regarding its existence, breach, termination or validity, each Party shall have the right to have recourse to and shall be bound by the pre-arbitral referee procedure of the International Chamber of Commerce in accordance with its Rules for a Pre-Arbitral Referee Procedure.  All disputes arising out of or in connection with this Agreement (including as to existence, breach, termination and validity) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators appointed in accordance with said Rules.  The place of the pre-arbitral referee procedure and of the arbitration procedure shall be New York, New York, United States of America.  The proceedings before the arbitral tribunal (including with respect to the Pre-Arbitral Referee Procedure) shall be governed by the Rules.  The rules of law to be applied by the arbitral tribunal to the merits of the dispute shall be the rules of law of the State of New York.  The language of the arbitration shall be English.  Evidence shall be provided in English and pleadings shall be done in English.   The arbitral tribunal shall render its decision within six months from the date of signature of the terms of reference.  Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding.  Without limiting the authority conferred on the arbitral tribunal by this Agreement and the Rules, the arbitral tribunal shall have the authority to award specific performance.  The Parties waive to the extent permitted by applicable law any rights to appeal or to review of such award by any court or tribunal.  The Parties hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New York sitting in the Borough of Manhattan, and agree not to raise any objection to venue in such court, with respect to the enforcement of this Section 2.7 and any application to confirm, vacate or modify the decision or award of the arbitration tribunal.  The Parties agree that, once confirmed, the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found.

Section 2.8 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 2.9 Amendment and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  Any Party may (i) extend the time for the performance of any of the obligations or any other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (iii) waive compliance with any of the agreements of another Party or conditions to such Party's obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

CONSTELLATION ENERGY GROUP, INC.

By:
Name:
Title: Authorized Signatory

EDF INC.

By:
Name:
Title: Authorized Signatory

Signature Page to Registration Rights Agreement